Exhibit 15.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No 333-204205) pertaining to the 2015 Stock Option Plan and the 2015 Free Share Plan of Cellectis S.A.;
(2)
Registration Statement (Form S-8 No 333-214884) pertaining to the 2016 Stock Option Plan of Cellectis S.A.; and
(3)
Registration Statement (Form S-8 No 333-222482) pertaining to the 2017 Stock Option Plan of Cellectis S.A.; BSA Plan and the Free Share 2018 Plan of Cellectis S.A.;
(4)
Registration Statement (Form S-8 No 333-227717) pertaining to the 2018 Stock Option Plan of Cellectis S.A.;
(5)
Registration Statement (Form S-8 No 333-258514) pertaining to the 2021 Stock Option Plan and the 2021 Free Shares Plan of Cellectis S.A.;
(6)
Registration Statement (Form S-8 No 333-267760) pertaining to the 2022 Stock Option Plan and the 2022 Free Shares plan of Cellectis S.A.;
(7)
Registration Statement (Form S-8 No 333-273777) pertaining to the 2023 Stock Option Plan and the 2023 Free Shares Plan of Cellectis S.A.;
(8)
Registration Statement (Form S-8 No. 333-284301) pertaining to the 2024 Stock Option Plan and the 2024 Free Shares Plan of Cellectis S.A; and
(9)
Registration Statement (Form S-8 No. 333-290218) pertaining to the 2025 Stock Option Plan and the 2025 Free Shares Plan of Cellectis S.A;

Of our report dated April 29, 2024, with respect to the consolidated financial statements of Cellectis S.A. included in this Annual Report (Form 20-F) of Cellectis S.A for the year ended December 31, 2025.

/s/ ERNST & YOUNG et Autres

Lille, France

March 19, 2026